Exhibit 99.1

Section 12.4 of Bridge Capital Holdings’ Bylaws is amended by adding a second paragraph in the form of the second paragraph below, so that section 12.4 reads as follows:

There shall be issued to each holder of fully paid shares of the capital stock of the corporation a certificate or certificates for such shares. Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman or Vice Chairman of the Board or the President or a Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Notwithstanding the above or any other provision in these Bylaws, the corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for any required statements on certificates, and as may be required by applicable corporate securities laws, which system has been approved by the United States Securities and Exchange Commission and by any exchange on which the corporation's securities may be traded from time to time. Any system so adopted shall not become effective as to issued and outstanding certificated securities or securities issued in certificated form in the future until the certificates therefore have been surrendered to the corporation.

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